Exhibit 99.1

VenHub Announces Pricing of $18.9 Million Private Placement with a New Fundamental Institutional Investor

LAS VEGAS, Feb. 11, 2026 (GLOBE NEWSWIRE) -- VenHub Global, Inc. (NASDAQ: VHUB) (“VenHub” or the “Company”), a leader in fully autonomous Smart Store technology, today announced that it has entered into a securities purchase agreement with a new fundamental institutional investor for the purchase and sale of 7,700,000 shares of common stock and warrants to purchase up to 7,700,000 shares of common stock at a combined price of $2.45 per share and accompanying common warrant for aggregate gross proceeds of approximately $18.9 million, before deducting placement agent fees and other offering expenses. The warrants will have an exercise price of $2.45 per share, will be exercisable immediately and will expire five years from the issuance date.

The closing of the offering is expected to occur on or about February 12, 2026, subject to the satisfaction of customary closing conditions.

The Company expects to use the proceeds from the offering principally for growth, working capital, and general corporate purposes.

“We are focused on addressing the estimated multi-trillion-dollar global retail end-market spanning convenience stores, traditional retail formats, gas stations, and infrastructure-based retail environments with our Smart Store solution that brings the future promise of autonomous retail to the real-world today,” said Shahan Ohanessian, CEO of VenHub. “This funding is an important next step in positioning VenHub to address the existing and growing level of preorders we have for Smart Store deployments. As we continue to execute, this investment will help unlock the opportunities we have to further our growth.”

A.G.P./Alliance Global Partners is acting as sole placement agent in connection with the offering.

The offer and sale of the foregoing securities is being made in a private placement in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder, or applicable state securities laws. Accordingly, the securities offered in the private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About VenHub

VenHub designs and builds autonomous Smart Stores that operate 24/7 without on-site staff. Each store combines robotic automation, real-time inventory tracking, and mobile-based checkout to provide secure, convenient retail access. The company is headquartered in Las Vegas, Nevada.

To learn more, visit: www.VenHub.com

Safe Harbor Statement

VenHub Global, Inc. (“VenHub” or the “Company”), may make forward-looking statements regarding future events or the future financial performance of the Company in press releases, presentations, conference calls or other communications. These statements can be identified by terminology that includes “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “intends,” “plans,” “targets,” or other words conveying future outcomes or projections.

Such forward-looking statements involve certain risks, uncertainties, and assumptions that are difficult to predict and beyond the Company’s control. Actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors, including but not limited to changes in general economic conditions, the Company’s ability to execute its business strategy, competitive pressures, unanticipated manufacturing or supply chain issues, compliance with regulatory requirements, and other risks detailed in the Company’s public filings with the Securities and Exchange Commission.

Nothing in these forward-looking statements should be regarded as a representation by VenHub or its management that the Company’s objectives or plans will be achieved. VenHub undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Media and Investor Contact:

Alyssa Barry, Director of VenHub IR / PR

Alyssa@VenHub.com

or

Richard Land, Alliance Advisors

vhub@allianceadvisors.com